EXHIBIT 4


THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY APPLICABLE STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES EVIDENCE SATISFACTORY TO IT WHICH MAY INCLUDE AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND IN EACH CASE SUCH TRANSACTION IS REGISTERED OR EXEMPT UNDER THE SECURITIES LAWS OF ALL APPLICABLE STATES.


                             SECURED PROMISSORY NOTE


$____________                                              _______________, 2003


         FOR VALUE RECEIVED, the undersigned, BRIAZZ, Inc., a Washington corporation (the "Company"), promises to pay to the order of ___________________ ("Holder"), at such place as may be designated from time to time in writing by Holder, the principal sum of ____________________ ($______), in lawful money of the United States of America.

         This Note is being issued in connection with a certain Note Purchase Agreement dated May 28, 2003, as amended on __________, 2003 (such Note Purchase Agreement, as so amended, and as it may be supplemented, amended, restated otherwise modified from time to time, being the "Purchase Agreement"), by and among the Company and certain investors, including Holder. Capitalized terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

         1. Payment Terms. The unpaid principal balance of this Promissory Note (this "Note") shall bear simple interest beginning on the date hereof at the rate of ____%, which is LIBOR plus one percent per annum (360-day year, actual days elapsed), payable on the first day of each calendar quarter beginning July 1, 2003. Unless paid (as described in Section 4 hereof) on or prior thereto, the unpaid principal balance of, and all unpaid and accrued interest of this Note shall be due and payable on the second anniversary of the date hereof (such date, the "Maturity Date"). "LIBOR" is the rate for one month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second business prior to the date hereof, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Holder from another recognized source or interbank quotation.

         2. Security Interest. Pursuant to the terms of the Security Agreement attached as Exhibit D to the Purchase Agreement, the Company has granted to Holder a security interest in all of the Company's assets (of every nature and type whatsoever), to secure the payment of all of the Company's indebtedness hereunder.

         3. Event of Default. Upon the occurrence of an Event of Default (as defined in the Purchase Agreement), Holder shall have the rights and remedies described in the Purchase Agreement and Sections 6 and 7 of the Purchase Agreement are incorporated herein by reference.

         4. Prepayment. The Company may prepay this Note only in accordance with terms set forth in the Purchase Agreement.

         5. Representations and Warranties. The respective representations and warranties of the Company and Holder set forth in the Purchase Agreement are incorporated herein by reference.

         6. Successors and Assigns. Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         7. Transfer. Holder (and any Permitted Transferee) (i) acknowledges that this Note is non-transferable without the consent of the Company, except that Holder (and any Permitted Transferee) shall be permitted to transfer this Note, in the case of a Holder that is an entity, to its partners or members or to an entity affiliated with such Holder, partner or member, or in the case of a Holder that is a natural person, for estate planning purposes, provided that each transferee is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act") and the Company receives evidence satisfactory to it (which may include an opinion of counsel reasonably satisfactory to the Company) that such transfer will not result in a violation of the Act or any state securities laws.

         8. Waiver and Amendment. Except as otherwise provided in the Purchase Agreement or the Security Agreement, any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the Company and Holder.

         9. Assignment by the Company. Except as otherwise provided in the Purchase Agreement or the Security Agreement, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

         10. Notices. Notices and communications hereunder shall be given in accordance with the Purchase Agreement.

         11. Governing Law. The Note shall be enforced and construed in accordance with the laws of the State of New York, excluding that body of law concerning conflict of laws. All actions and proceedings arising out of or relating to this Note shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Note brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Note or the transactions contemplated by this Note may not be enforced in or by any of the above-named courts.

         12. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Note or the transactions contemplated by the Purchase Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Note and the transactions contemplated by this Note, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.

         13.  Miscellaneous.

              (a) No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

              (b) The Company hereby waives presentment for payment, demand, notice of demand and of dishonor and non-payment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party. The pleading of any statute of limitations as a defense to any demand against the Company, any endorsers, guarantors and sureties of this Note is expressly waived by such parties to the extent permitted by law.

              (c) Any payment hereunder shall be made in lawful tender of the United States and shall first be applied to any collection costs, then against accrued and unpaid interest hereunder and then against the outstanding principal balance of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                  BRIAZZ, INC.,
                                  a Washington corporation



                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                    SIGNATURE PAGE TO SECURED PROMISSORY NOTE